Exhibit 99.1

Stock Exchange and Acquisition Agreement

THIS STOCK EXCHANGE AND ACQUISITION AGREEMENT (this “Agreement”) dated effective as of October 25, 2024, is by, between, and among BlueOne Card, Inc., a Nevada corporation (“BCI”), Millennium EBS, Inc., a New Jersey corporation (“MEI”), and Shinto Matthew, a shareholder owning 6,000,000 shares of Common Stock of MEI (the “Shareholder”). Certain capitalized terms used in this Agreement are defined in ARTICLE XII of this Agreement. All dollar amounts referred to herein shall be in U.S. dollars.

WITNESSETH:

WHEREAS, BCI desires to acquire 3,600,000 shares of Common Stock of MEI (constituting 60% of the outstanding equity securities of MEI) owned by Shareholder (the “MEI Shares”), MEI desires to be acquired by BCI in an acquisition transaction through the exchange of all of the MEI Shares owned by Shareholder, and Shareholder desires to sell to BCI the MEI Shares for 2,100,000 shares of common stock of BCI (and additional cash consideration) pursuant to the terms hereinafter set forth (the “Exchange”);

WHEREAS, as additional consideration, BCI shall pay to Shareholder $500,000 (the “Cash Consideration”);

WHEREAS, the respective Boards of Directors of BCI and MEI have approved and declared advisable the Exchange upon the terms and subject to the conditions of this Agreement, and in accordance with corporate laws of the State of Nevada applicable to for-profit corporations (the Nevada Revised Statutes (the “NRS”)) and the corporate laws of New Jersey (the New Jersey Revised Statutes (the “NJRS”));

WHEREAS, the respective Boards of Directors of BCI and MEI have determined that the Exchange is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders; and

WHEREAS, the parties hereto each intends, for federal income tax purposes, that the Exchange contemplated hereby constitute a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

ADOPTION OF AGREEMENT

1.1 The Exchange. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2 herein), in accordance with the relevant provisions of the NRS and the NJRS, the parties shall consummate the Exchange. Upon completion of the Exchange, MEI will become a subsidiary of BCI.

1.2 Effective Time of Exchange. Upon Closing, Articles of Exchange (the “Articles of Exchange”) shall be filed with the Nevada Secretary of State in accordance with Section 92A.200 of the NRS. The date and time of filing of the Articles of Exchange shall be the “Effective Time”.

1.3 Cash Consideration. Upon Closing, BCI shall pay the Cash Consideration to Shareholder within ninety (90) days of the Closing (as defined below), subject to a 30-day grace period.

ARTICLE II.

EXCHANGE OF SHARES

2.1 Transfer of Outstanding MEI Shares to BCI. On the Closing Date, Shareholder shall transfer to BCI on the stock records of MEI equity securities of MEI representing 60% of the outstanding equity securities of MEI as of the Closing Date (the “MEI Shares”).

2.2 Issuance of Shares to Shareholder. In exchange for the transfer of the MEI Shares pursuant to Section 2.1. hereof, BCI shall, on the Closing Date and contemporaneously with such transfer of the MEI Shares to it by Shareholder, issue and deliver to Shareholder an aggregate of 2,100,000 shares of common stock of BCI to Shareholder (the “BCI Shares”).

2.3 Restricted Stock. The BCI Shares to be issued pursuant to the Exchange shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. Each certificate evidencing the BCI Shares to be issued pursuant to the Exchange shall bear an appropriate restrictive legend in accordance with Rule 144 under the Securities Act

2.4 Purchase Option and Right of First Refusal. BCI shall have the option to purchase from Shareholder the remaining capital stock of MEI (the “Remaining MEI Capital Stock”) owned by Shareholder (the “Purchase Option”). In the event BCI wishes to exercise the Purchase Option, it shall tender written notice to MEI and Shareholder (the “Option Exercise Notice”). Within thirty (30) days of receipt of the Option Exercise Notice by MEI and Shareholder, the parties shall engage an independent valuator for the valuation of the remaining capital stock of MEI. The parties shall equally pay all costs associated with the valuation. Within sixty (60) days of receipt of the valuation by the parties, BCI shall notify MEI and Shareholder, in writing, as to whether it will exercise the Purchase Option pursuant to the valuation. In the event that Shareholder receives a bona fide offer, an acceptance of any Shareholder offer, a counteroffer or other proposal or agreement (each, an “Offer”) from any unrelated person or entity (the “Offer Purchaser”) to acquire all or any portion of the Remaining MEI Capital Stock, and Shareholder desires to accept or enter into, or otherwise proceed with a transfer on the terms of such Offer, then Shareholder shall immediately provide a true and correct copy of such Offer to BCI. Within thirty (30) days, BCI shall provide written notice to Shareholder as to the response to such Offer that it elects either to exercise its rights with respect to such Offer or elects not to exercise such rights with respect thereto or, in the absence of any such notice, upon the expiration of the thirty (30) day refusal period without BCI having exercised its rights pursuant with respect to such Offer, Shareholder shall immediately give written notice thereof to BCI. The period of time during which BCI may exercise the Purchase Option (a “Refusal Period”) as to the subject Offer shall begin upon the date on which such notice (i.e., the notice described in the preceding sentence), along with a copy of the subject Offer, is deemed received by BCI from Shareholder, and shall expire at 5:00 p.m., Pacific time, on the date thirty (30) days thereafter (with the first day of such thirty-day period being the first business day after the date on which BCI is deemed to have received such written notice and such copy of the subject Offer).

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ARTICLE III.

CLOSING

3.1 Closing Date. The closing of the Exchange and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place electronically and at a time mutually agreed by the parties (the “Closing Date”). Stock certificates (if any) representing the BCI Shares and signed agreements shall be via Federal Express to the address set forth in this Agreement or such other address that the party has provided to counsel or electronically.

3.2 Execution of Exchange Documents. On the Closing Date, the parties hereto shall cause the Exchange to be consummated by filing the Articles of Exchange with the Nevada Secretary of State, together with any required or related certificates in such form as required by, and executed in accordance with, the relevant provisions of the NRS and the NJRS. The Exchange shall be effective as of the Effective Time.

3.3 MEI and Shareholder Closing Deliverables. At the Closing, MEI and Shareholder must deliver the following items to consummate the Closing of this Agreement:

(a) Resolutions of the Board of Directors of MEI approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Exchange;

(b) The executed Articles of Exchange;

(c) Evidence of transfer of the MEI shares from Shareholder to BCI on the transfer books of MEI;

(d) Representation forms from Shareholder evidencing compliance with Rule 506(b) of Regulation D promulgated by the SEC in connection with the issuance of the BCI Shares; and

(e) All other instruments and documents that BCI or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by MEI and Shareholder on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

3.4 BCI Deliverables. At the Closing BCI must deliver the following items to consummate the Closing of this Agreement:

(a) Resolutions of the Board of Directors of BCI approving and authorizing the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, including the Exchange;

(b) The executed Articles of Exchange; and

(c) All other instruments and documents that MEI, Shareholder, or their counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by BCI on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BCI

BCI represents and warrants to MEI and Shareholder that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

4.1 Due Incorporation; Foreign Qualification. BCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of BCI have been delivered to MEI and Shareholder. BCI does not have any wholly or partially owned subsidiaries and does not own any economic, voting or management interests in any other Person. BCI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a BCI Material Adverse Effect.

4.2 Due Authorization. BCI has full power and authority to enter into this Agreement and the Articles of Exchange, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by BCI of this Agreement have been duly and validly approved and authorized by the Board of Directors of BCI and no other actions or proceedings on the part of BCI is necessary to authorize this Agreement, the Articles of Exchange, and the transactions contemplated hereby and thereby. BCI has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of BCI, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Consents; Non-Contravention.

(a) Except for the filing of the Articles of Exchange with the Nevada Secretary of State, as applicable, filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by BCI of this Agreement or the Articles Exchange, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by BCI following the Effective Time of the business currently conducted by BCI.

(b) Except as would not result in or cause a BCI Material Adverse Effect, the execution, delivery and performance by BCI of this Agreement and the Articles of Exchange do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of BCI under any material Contract to which BCI is a party or by which BCI or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of BCI or indebtedness secured by BCI’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of BCI; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of BCI except as provided for in this Agreement.

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4.4 Capitalization. The authorized capital stock of BCI consists of 500,000,000 shares of common stock (the “BCI Common Stock”) and 25,000,000 shares of Preferred Stock (the “BCI Preferred Stock”). There are 12,106,204 issued and outstanding shares of BCI Common Stock and 292,000 shares of BCI Preferred Stock.

4.5 Consents and Approvals. BCI has obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement.

4.6 Brokers. Neither BCI nor any of its agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

4.7 Board Approval. The Board of Directors of BCI, by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Exchange and the transactions contemplated hereby; (b) determining that the terms of the Exchange are fair to and in the best interests of BCI and its shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.8 Completion of Due Diligence. Prior to execution of this Agreement, BCI or its representatives was granted access to all the facilities, properties, books, Contracts, commitments and records of MEI reasonably requested by BCI or its representatives, and BCI was furnished with any and all information concerning MEI which BCI or its representatives reasonably requested.

4.9 Disclosure. All of the disclosure furnished by or on behalf of BCI to MEI or Shareholder regarding BCI, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.

REPRESENTATIONS OF MEI and Shareholder

MEI and each of Shareholder, jointly and severally, represent and warrant to BCI that all of the statements contained in this ARTICLE V are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

5.1 Due Incorporation; Foreign Qualification. MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Association and Bylaws of MEI have been delivered to BCI. Shareholder is the sole shareholder of MEI. MEI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Material Adverse Effect.

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5.2 Due Authorization. Each of MEI and Shareholder has full power and authority to enter into this Agreement and the Articles of Exchange, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MEI and Shareholder of this Agreement have been duly and validly approved and authorized by the Board of Directors of MEI and no other actions or proceedings on the part of MEI are necessary to authorize this Agreement, the Articles of Exchange, and the transactions contemplated hereby and thereby. Each of MEI and Shareholder has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of MEI and Shareholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 Consents; Non-Contravention.

(a) Except for the filing of the Articles of Exchange with the Nevada Secretary of State and filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by MEI and Shareholder of this Agreement or the Articles Exchange, or the consummation of the transactions contemplated hereby or thereby.

(b) Except as would not result in or cause a Material Adverse Effect, the execution, delivery and performance by MEI and Shareholder of this Agreement and the Articles of Exchange does not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of MEI or Shareholder under any material Contract to which MEI or Shareholder is a party or by which MEI, Shareholder, or any of their assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of MEI, Shareholder, or indebtedness secured by such entity’s assets or properties; (v) violate or conflict with any provision of the Articles of Association or Bylaws of MEI; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of MEI, except as provided for in this Agreement.

5.4 Capitalization. The authorized capital stock of MEI consists of ____ shares of common stock (the “MEI Common Stock”) and ____ shares of preferred stock (the “MEI Preferred Stock”). There are 6,000,000 issued and outstanding shares of MEI Common Stock and no shares of MEI Preferred Stock. Shareholder is the sole owner of record and sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all MEI Common Stock and MEI Preferred Stock. All of the issued and outstanding capital stock of MEI are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith. No shares of MEI’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by MEI; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of MEI, or contracts, commitments, understandings or arrangements by which MEI is or may become bound to issue additional shares of capital stock of MEI or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of MEI; (iv) there are no agreements or arrangements under which MEI is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of MEI which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which MEI is or may become bound to redeem a security of MEI; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; and (vii) there is no dispute as to the class of any shares of MEI’s capital stock.

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5.5 Material Changes; Undisclosed Events, Liabilities or Developments. Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to MEI, or its business, prospects, properties, operations, assets or financial condition that would result in or cause a Material Adverse Effect. MEI has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does MEI have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

5.6 Taxes. All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by MEI, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of MEI, or have been incurred in the normal course of business of MEI since that date. All tax returns of any kind required to be filed have been filed and the taxes paid. There are no disputes as to taxes of any nature payable by MEI.

5.7 Patents and Trademarks. MEI has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Material Adverse Effect (collectively, the “MEI Intellectual Property Rights”). MEI has not received a notice (written or otherwise) that any of the MEI Intellectual Property Rights used by MEI violates or infringes upon the rights of any Person. To the Knowledge of MEI, all such MEI Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the MEI Intellectual Property Rights. MEI has taken reasonable security measures to protect the secrecy, confidentiality and value of all its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

5.8 Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Shareholder or MEI, threatened against either of Shareholder, MEI, or any of their officers or directors in their capacity as such, or any of its properties or businesses, and Shareholder and MEI have no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither MEI nor Shareholder is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither MEI nor Shareholder has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against them which has involved any obligation for which either of Shareholder or MEI or its properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Shareholder or MEI, threatened by or against either MEI or Shareholder with respect to this Agreement or the Articles of Exchange, or in connection with the transactions contemplated hereby or thereby and MEI and Shareholder have no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

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5.9 Consents and Approvals. MEI and Shareholder have obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement.

5.10 Brokers. Neither MEI or either of Shareholder, nor any of their agents or representatives, has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

5.11 Board of Directors and Shareholder Approval. The Board of Directors of MEI have duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Exchange and the transactions contemplated hereby; (b) determined that the terms of the Exchange are fair to and in the best interests of MEI and their respective shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

5.12 Completion of Due Diligence. Prior to execution of this Agreement, each of MEI, Shareholder, and their representatives was granted access to all the facilities, properties, books, Contracts, commitments and records of BCI reasonably requested by such parties and were furnished with any and all information concerning BCI which MEI, Shareholder, or its representatives reasonably requested.

5.13 Disclosure. All of the disclosure furnished by or on behalf of MEI and Shareholder to BCI regarding MEI, its businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI.

COVENANTS

6.1 Certain Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Exchange and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of BCI, MEI, or Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Exchange and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

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6.2 Consents and Approvals.

(a) Each of MEI and Shareholder shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it or them of this Agreement and the consummation of the transactions contemplated hereby. MEI and Shareholder shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of MEI or Shareholder, as applicable, pursuant to Applicable Law in connection with this Agreement and the transactions contemplated hereby.

(b) BCI shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. BCI shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of BCI pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

6.3 [RESERVED].

6.4 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its or his commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

6.5 Financial Statements. Following the Closing Date, to the extent required under applicable securities rules and regulations, MEI shall prepare and furnish audited consolidated financial statements in compliance with Item 9.01(a) of Form 8-K (the “MEI 8-K Financial Statements”) for MEI, and shall furnish consolidated financial information of MEI for compliance with Item 9.01(b) of Form 8-K for filing by BCI not later than seventy-five (75) days following the Closing Date.

6.6 Tax-Free Reorganization Treatment.

(a) BCI, MEI, and Shareholder shall use their commercially reasonable efforts, and cause their respective Affiliates to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Exchange to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither BCI, MEI, or either of Shareholder shall, nor shall they permit any of their respective representatives or Affiliates to, take or cause to be taken any action that could reasonably be expected to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of BCI, MEI, and Shareholder shall report the Exchange as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c) Notwithstanding the foregoing, neither BCI, MEI, or Shareholder, nor any representative of, or legal counsel or consultant for, MEI or BCI warrants that the Exchange will qualify as a tax-free reorganization.

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ARTICLE VII.

MUTUAL INDEMNIFICATION

7.1 Indemnification.

(a) MEI and Shareholder, jointly and severally, covenant and agree to defend, indemnify and hold harmless BCI its officers, directors, attorneys, advisors, and each person who controls BCI within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by MEI or Shareholder in this Agreement; or (B) the failure of MEI or Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(b) BCI covenants and agrees to defend, indemnify and hold harmless MEI and Shareholder, MEI’s officers, directors, and each person who controls MEI within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by BCI in this Agreement; or (B) the failure by BCI to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

7.2 Third Party Claims.

(a) If any party entitled to be indemnified pursuant to Section 7.1 (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (Bi) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

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(c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

7.3 Maximum Liability. In no event shall the aggregate liability of all Indemnifying Parties under either 7.2(a) or 7.2(b) this ARTICLE VII exceed $100,000.

7.4 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VIII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF BCI

The obligations of BCI under this Agreement are subject to the satisfaction (or waiver by MEI and Shareholder) of the following conditions precedent on or before the Closing Date:

8.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of MEI and Shareholder contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

8.2 Compliance with Agreements and Covenants. MEI and Shareholder shall have performed and complied in all material respects with all their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

8.3 Officer’s and Shareholders’ Certificates. BCI shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to BCI), executed by the principal executive officers of MEI, certifying to the fulfillment of the conditions specified in subsections 8.1 and 8.2 hereof.

8.4 Consents and Approvals. MEI and Shareholder shall have received written evidence satisfactory to BCI that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

8.5 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of MEI or Shareholder. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Material Adverse Effect.

8.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

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8.7 [RESERVED].

8.8 Compliance with Securities Laws. BCI shall be satisfied that the transfer of the MEI Common Stock in connection with Exchange shall be exempt from registration under Regulation D of the Securities Act and Section 4(a)(2) of the Securities Act and all applicable state securities laws, and that, unless expressly waived by BCI in writing, Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

ARTICLE IX.

CONDITIONS PRECEDENT TO OBLIGATIONS OF MEI and Shareholder

The obligations of MEI and Shareholder under this Agreement are subject to the satisfaction (or waiver by BCI) of the following conditions precedent on or before the Closing Date:

9.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of BCI contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

9.2 Compliance with Agreements and Covenants. BCI shall have performed and complied in all material respects with all its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

9.3 Officer’s Certificate. MEI and Shareholder shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to MEI and Shareholder), executed by an executive officer of BCI, certifying to the fulfillment of the conditions specified in subsections 9.1 and 9.2 hereof.

9.4 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of BCI. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a BCI Material Adverse Effect.

9.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute an BCI Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

9.6 Approval of Exchange. BCI shall have approved this Agreement and the Exchange contemplated hereby in accordance with the NRS.

ARTICLE X.

PRE-CLOSING TERMINATION

10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Exchange contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

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(a) by mutual written agreement of BCI, MEI and Shareholder;

(b) by BCI (if BCI is then not in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by MEI or Shareholder with respect to the due and timely performance of any of their covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) MEI or Shareholder makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Material Adverse Effect after the date of this Agreement; or (iii) a Material Adverse Effect shall have occurred after the date of this Agreement;

(c) by MEI and Shareholder (if neither MEI nor Shareholder are then in material breach of their obligations under this Agreement) if: (i) a material default or breach shall be made by BCI with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) BCI makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a BCI Material Adverse Effect after the date of this Agreement; or (iii) an BCI Material Adverse Effect shall have occurred after the date of this Agreement.

10.2 Effect of Termination. In the event of termination of this Agreement authorized pursuant to Section 10.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and, except as otherwise provided in this Section, no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

ARTICLE XI.

POST-CLOSING RESCISSION

11.1 Grounds for Rescission. The following events shall be deemed grounds for rescission of this Agreement and the Exchange as provided herein (each a “Rescission Event”):

(a) during the period ending one hundred and twenty (120) days following the Closing Date, MEI or Shareholder declares a breach by BCI of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which inaccuracy or breach has resulted in a BCI Material Adverse Effect, and which cannot be, or has not been, cured within ten (10) days after written notice of such breach is given to BCI by MEI or Shareholder;

(b) during the period ending one hundred and twenty (120) days following the Closing Date, BCI declares a breach by MEI or Shareholder of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which inaccuracy or breach has resulted in a Material Adverse Effect, and which cannot be, or has not been, cured within ten (10) days after written notice of such breach is given to MEI or Shareholder by BCI; or

(c) during the period ending one hundred and twenty (120) days following the Closing Date, BCI or MEI becomes Insolvent.

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11.2 Notice of a Rescission Event. In order to enforce a rescission of this Agreement, the party seeking to enforce rescission must provide notice to the other party reasonably detailing the Rescission Event and providing the other party not less than ten (10) days to cure the Rescission Event (the “Cure Period”). If this Rescission Event is not cured within the Cure Period, the party giving notice may declare this Agreement rescinded by giving notice to the other party or parties. The curing of a Rescission Event during the Cure Period shall not prohibit a party from declaring another or subsequent Rescission Event.

11.3 Effect of Rescission. The parties hereto agree that if this Agreement is rescinded under Section 11.2, this Agreement shall be cancelled and rescinded effective retroactive as of the date of Closing Date, and this Agreement and all transactions arising here from shall be null and void ab initio. Each of the parties hereto further agrees to take all steps necessary and proper to accomplish the rescission, including the following actions:

(a) Shareholder shall return to BCI the stock certificates representing the BCI Shares, duly endorsed for cancellation;

(b) BCI shall cause MEI to issue on its stock records the MEI shares cancelled in exchange for the BCI Shares and shall cancel the MEI shares issued to BCI under the Exchange;

(c) BCI shall return to MEI, and MEI shall return to BCI, any assets of the other party not spent or consumed in the ordinary course of business;

(d) BCI failed to deliver MEI and Shinto Matthew Cash consideration with in 120 days of signing the agreement.

(e) MEI shall cause any of its Affiliates to return to BCI for cancellation any stock or other equity awards granted by BCI to the Affiliates; and

(f) The parties shall take any further actions reasonably requested by the other party or parties to place BCI, MEI, and Shareholder in the same position as prior to Closing, taking into account the normal course of business of the parties after closing and prior to rescission of this Agreement.

ARTICLE XII.

MISCELLANEOUS

12.1 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

“Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of MEI; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by MEI approved or consented to in writing by BCI.

“BCI Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of BCI and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting (A) the mortgage banking or brokerage industries as a whole; (B) the United States economy or financial markets in general; or (C) any foreign economy or financial markets in any location where BCI has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by BCI approved or consented to in writing by MEI and Shareholder.

“Insolvent” shall mean the circumstance where BCI or MEI cannot raise enough cash to meet its obligations or the obligations of its consolidated subsidiaries, or to pay debts of BCI or MEI or its consolidated subsidiaries as they become due for payment, but does not include when the value of BCI’s or MEI’s total or consolidated assets is less than its total liabilities.

“Knowledge” shall mean, as it relates to MEI, the actual knowledge of the officers and directors of MEI or Shareholder, in each case upon reasonable inquiry, in each case upon reasonable inquiry; and as it relates to BCI, the actual knowledge of the officers and directors of BCI, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

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“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Material” or “materially” (whether or not capitalized) except as otherwise specifically defined in this Agreement, when used in this Agreement refer, with respect to a given Person, to a level of significance that would have affected any decision of a reasonable person in that Person’s position regarding whether to enter into this Agreement or would affect any decision of a reasonable person in that Person’s position regarding whether to consummate the transactions contemplated by this Agreement.

“Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Other Definitions. In addition to the terms set forth in Section 12.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Articles of Exchange	§1.2
Claim Notice	§7.2(a)
Closing	§3.1
Closing Date	§3.1
Code	Recitals
Cure Period	§11.2
Effective Time	§1.2
MEI	Preamble
MEI Common Stock	§5.4
MEI Intellectual Property Rights	§5.7
MEI Shares	§2.2
Indemnifiable Claim	§7.2(a)
Indemnified Party	§7.2(a)
Indemnifying Party	§7.2(a)
BCI	Preamble
BCI Common Stock	§4.4
BCI Shares	§2.1
Exchange	Recitals
NRS	Recitals
Rescission Event	§11.1
Shareholders	Preamble

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12.2 Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby. BCI shall not pay for any of the expenses, directly or indirectly, incurred by Shareholder or MEI related to this reorganization transaction.

12.3 Amendment. This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto.

12.4 Survival of Representations and Warranties. Except for an action under Article VII above, all covenants, representations and warranties made herein shall survive the Closing of this Agreement and shall continue in full force and effect for a period of one year from the Closing Date, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the other party during such period.

12.5 Press Release; Public Announcements. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by Applicable Law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

12.6 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iii) upon three (3) business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to BCI at:	BlueOne Card, Inc.
4695 MacArthur Court, Suite 1100
Newport Beach, CA 92660
Attention: James Koh, CEO
Email Address: james@blueonecard.com

With an electronic copy (which will not constitute notice) to:	Business Legal Advisors, LLC
Attention: Brian Higley, Esq.
Email Address: brian@businesslegaladvisor.com

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If to MEI at:	Millennium EBS, Inc.
100 Overlook Center, 2nd Fl
Princeton, NJ 08540
Attention: Matthew Shinto, President
Email Address: smatthew@millenniumebs.com

With a copy (which will not constitute notice) to:	[If no one, please initial box [_______]]

Attention:
Facsimile No.
Email Address:

If to Shareholder at:	Shinto Matthew
100 Overlook Center, 2nd Fl.
Princeton, NJ 08540
Email Address: smatthew@millenniumebs.com

With a copy (which will not constitute notice) to:	[If no one, please initial box [_______]]

Attention:
Facsimile No.
Email Address:

12.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

12.8 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

12.9 Applicable Law and Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Nevada (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

12.10 Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

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12.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

12.12 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

12.13 Further Assurances. Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

12.14 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

12.15 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

12.16 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

12.17 Exhibits and Schedules. Each of the Closing deliverables, exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

12.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original. At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

12.19 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel. MEI and Shareholder expressly acknowledges that Business Legal Advisors, LLC, has not provided representation to them in connection with this Agreement or the transactions contemplated hereby.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Exchange and Acquisition Agreement to be executed and delivered on the respective day and year set forth below.

BlueOne Card, Inc.

Date: October 25, 2024	By:	/s/ James Koh
James Koh, Chief Executive Officer

Millennium EBS, Inc.

Date: October 25, 2024	By:	/s/ Shinto Matthew
Shinto Matthew, President

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